Exhibit 99.1

PRESS RELEASE		FOR IMMEDIATE RELEASE

August 10, 2010

CONTACT:	Stuart Rothstein	NYSE: ARI
(212) 822-0722

Apollo Commercial Real Estate Finance, Inc.

Announces Second Quarter 2010 Financial Results

— Operating EPS Increases to $0.43

— GAAP Book Value per Share Increases to $18.62

New York, NY, August 10, 2010 — Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE:ARI) reported Operating Earnings (as defined below) of $4,597, or $0.43 per share, for the three months ended June 30, 2010. Net income available to common stockholders for the same period was $2,935, or $0.27 per share. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted for (i) non-cash equity compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income.

Investment Activity

On May 13, 2010, the Company invested $9,000 in a mezzanine loan originated as part of a $42,000 10-year financing package collateralized by a Class A office building in Troy, Michigan. The financing package is comprised of a $33,000 first mortgage loan and the Company’s $9,000 mezzanine loan. The mezzanine loan has a 10-year term, a fixed interest rate of 13.0%, an appraised loan-to-value (“LTV”) of approximately 70% and will amortize on a 25-year schedule.

On August 5, 2010, the Company acquired a $24,000 two-year fixed rate first mortgage on a newly constructed 155-room boutique hotel in midtown Manhattan. The loan has an appraised LTV of 40% and interest rate of 8.00%. Assuming this loan is financed under the Company’s financing facility with J.P. Morgan (the “JPMorgan Facility”) with an advance rate of 65%, the first mortgage is expected to produce a levered return on equity of approximately 16%.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments and the expected returns at June 30, 2010:

Asset type	Face Amount	Carrying Value	Invested Equity at Cost (1)	Weighted Average IRR (1)
CMBS	$361,621	$374,006	$63,984	12.6%
First mortgage loans	85,916	85,916	85,916	8.4%
Mezzanine loans	59,000	59,000	59,000	13.0%

Total	$506,537	$518,922	208,900	11.0%

Borrowings—JPMorgan Facility (2)			(18,089)

Invested Equity at June 30, 2010			$190,811	11.7%

(1)

The amortized cost and weighted average IRR for CMBS investments are shown net of $305,658 of non-recourse borrowings outstanding under the Term Asset-Backed Securities Loan Facility (“TALF”) program and assumes no extension.

(2)	Borrowings under the JPMorgan Facility bear interest at LIBOR plus 300 basis points, or 3.3% at June 30, 2010.

During August 2010, the Company drew an additional $20,592 under the JPMorgan Facility to fund the previously discussed $24,000 first mortgage loan.

Book Value

The Company’s GAAP book value per share at June 30, 2010 was $18.62. Included in GAAP book value per share at June 30, 2010 is an accrual for a $10,000 deferred underwriting fee. The Company did not make any payments related to underwriting fees at the time of its initial public offering (“IPO”). Instead, ACREFI Management, LLC, its external manager, agreed to pay 80% of such fees and the IPO underwriters agreed to defer the remaining 20%. The Company has agreed to reimburse ACREFI Management, LLC for the underwriting fees it paid, and to pay the remaining 20% of the deferred fees (a total of $10,000) if, during any period of four consecutive calendar quarters during the 16 full calendar quarters after the IPO, the Company’s Core Earnings (as defined in the underwriting agreement) for any such four-quarter period exceeds an 8% performance hurdle rate.

The book value per share of the Company, prior to the accrual of the deferred underwriting fee, was $19.55 at June 30, 2010.

Dividend

On May 12, 2010, the Company announced that its Board of Directors declared a dividend of $0.35 per share of common stock which was paid on July 12, 2010 to common stockholders of record on June 30, 2010.

Teleconference Details:

The Company will be hosting a conference call to discuss its financial results on Wednesday, August 11, 2010 at 8:30 a.m. Eastern Daylight Time. Members of the public who are interested in participating in the Company’s second quarter earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 8:30 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 89456430). Please note that the teleconference call will be available for replay beginning at 9:30 a.m. on Wednesday, August 11, 2010, and ending at midnight on Wednesday, August 18, 2010. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291, and enter conference identification number 89456430.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial real estate finance company that originates, invests in, acquiring and managing senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, and other commercial real estate-related debt investments in the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC. Additional information can be found on the Company's website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on our investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy.

For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands – except share and per share data)

	June 30, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$14,291	$129,969
Contractual deposits	—	90
Securities available-for-sale, at estimated fair value	374,006	153,614
Commercial mortgage loans	85,916	—
Mezzanine loans	59,000	50,000
Interest receivable	3,457	1,210
Deferred financing costs	2,735	254
Other assets	38	—

Total Assets	$539,443	$335,137

Liabilities and Stockholders’ Equity
Liabilities:
TALF borrowings	$305,658	$128,106
Credit facility borrowings	18,089	—
Accounts payable and accrued expenses	2,550	349
Payable to related party	733	1,385
Distributions payable	3,806	—
Deferred underwriting fee ($8,000 of which is payable to the Manager)	10,000	10,000

Total Liabilities	340,836	139,840

Commitments and Contingencies	—	—

Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 10,668,780 and 10,762,500 shares issued and outstanding in 2010 and 2009, respectively	107	107
Additional paid-in-capital	199,168	198,436
Accumulated deficit	(5,032)	(2,172)
Accumulated other comprehensive income (loss)	4,364	(1,074)

Total Stockholders’ Equity	198,607	195,297

Total Liabilities and Stockholders’ Equity	$539,443	$335,137

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands – except share and per share data)

	Three months ended June 30, 2010	Six months ended June 30, 2010
Net interest margin:
Interest income from securities	$4,114	$7,288
Interest income from commercial mortgage loans	1,801	2,600
Interest income from mezzanine loans	1,795	3,433
Interest expense	(2,654)	(4,362)

Net interest margin	5,056	8,959

Operating expenses:
General and administrative expenses	1,021	2,038
Stock-based compensation expense	369	759
Management fees to related party	733	1,460

Total operating expenses	2,123	4,257

Interest income from cash balances	2	8

Realized loss	—	(33)

Net income	$2,935	$4,677

Basic net income per share of common stock	$0.28	$0.44

Diluted net income per share of common stock	$0.27	$0.43

Basic weighted average common shares outstanding	10,668,780	10,710,305
Diluted weighted average common shares outstanding	10,770,864	10,766,705

Dividend declared per share of common stock	$0.35	$0.70

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Operating Earnings (Unaudited)

(in thousands – except share and per share data)

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with GAAP, adjusted for (i) non-cash stock-based compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income.

	Three months ended June 30, 2010	Six months ended June 30, 2010
Operating earnings:
Net income	$2,935	$4,677
Adjustments:
Non-cash stock-based compensation expense	369	759
Premium amortization	1,002	1,664
Deferred financing cost amortization	291	500

Total adjustments:	1,662	2,923

Operating earnings	$4,597	$7,600

Operating earnings per share of common stock - basic	$0.43	$0.71

Operating earnings per share of common stock - diluted	$0.43	$0.71

Basic weighted average common shares outstanding	10,668,780	10,710,305
Diluted weighted average common shares outstanding	10,770,864	10,766,705